HERSHA HOSPITALITY TRUST
                    (a Maryland real estate investment trust)

                             2,500,000 Common Shares

                                ($6.00 per share)


                             UNDERWRITING AGREEMENT

                                August ____, 1998



Anderson & Strudwick, Incorporated
707 E. Main Street, 20th Floor
Richmond, VA 23219

Ladies and Gentlemen:

         The undersigned, Hersha Hospitality Trust, a Maryland real estate investment trust (the "Company"), and Hersha Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership"), hereby confirm their agreement with you as follows:


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     1.   Introduction.   This  Agreement  sets  forth  the  understandings  and
agreements among the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a best efforts basis as provided in Section 3.(a), at an offering price of $6.00 per share, 2,500,000 common shares (the "Shares"), par value $0.01 per share (the "Common Shares"), to be issued by the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Prospectus prepared by the Company and dated August ___, 1998 (the "Prospectus"). The term "Offering" shall include the Shares to be offered by you as well as 166,667 Common Shares to be offered directly by the Company (the "Company Offered Shares").

                  On or prior to the Closing Date (as hereinafter defined), the Company will complete a series of transactions described in the Prospectus under the heading "FORMATION TRANSACTIONS." As part of the Formation Transactions, (i) the Company will contribute to the Partnership substantially all of the net proceeds from the sale of the Shares, (ii) the Partnership will acquire all of the partnership interests in, or as the case may be, substantially all of the assets of, the various limited partnerships (the "Selling Partnerships") that own the ten (10) hotel properties described in the Prospectus (individually a "Hotel" and collectively, the "Hotels") pursuant to the terms and conditions of Contribution Agreements (collectively, the "Contribution Agreements"), (iii) the Partnership will assume a total of approximately $____ million of outstanding indebtedness of the Selling Partnerships, approximately $____ million of which (the "Assumed Indebtedness") will remain outstanding after the immediate repayment of approximately $____ million of such indebtedness, (iv) the Partnership will issue to the Selling Partnerships and/or the partners of the Selling Partnerships, as the case may be (collectively, the "Selling Entities"), an aggregate of ________ units of limited partnership interest in the Partnership ("Units"), which are convertible into common shares of the Company under certain conditions, (v) the Partnership will lease each of the Hotels pursuant to separate leases (the "Leases") to Hersha Hospitality Management, L.P., a Pennsylvania limited partnership (the "Lessee"). As used herein, the term "Formation Transactions" shall mean the occurrence of all the events described in this paragraph and the other transactions described in the section of the Prospectus captioned "FORMATION TRANSACTIONS."

     2. Representations and Warranties of the Company and the Partnership.

                  The  Company  and  the   Partnership   jointly  and  severally
represent and warrant to and agree with you that:

                  (a) Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (File No. 333-56087) (as defined below, the "Registration Statement") conforming in all material respects to the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Commission. Such amendments to such Registration Statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of the Registration Statement, any and all amendments thereto prepared and filed with the Commission, and each related Preliminary Prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you for review.

                           The  term  "Registration  Statement"  as used in this
Agreement shall mean the Company's Registration Statement on Form S-11, including the Prospectus, any documents incorporated by reference therein, and all financial schedules and exhibits thereto, as amended on the date that the Registration Statement becomes effective. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act or, if no filing pursuant to Rule 424(b) of the 1993 Act is required, shall mean the form of the final prospectus included in the Registration Statement when the Registration Statement becomes effective. The term "Preliminary Prospectus" shall mean any prospectus included in the Registration Statement before it becomes effective. The terms "effective date" and "effective" refer to the date

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the Commission declares the Registration Statement effective pursuant to Section
8 of the 1933 Act.

                  (b) Adequacy of Disclosure. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you expressly for use in the Registration Statement. For the purposes of the closing conditions contained in Section 6.(b), this representation and warranty shall be deemed as of the Closing Date (as hereinafter defined) also to constitute a representation and warranty that when the Registration Statement became effective, when the Prospectus was first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement was filed, and when any pre-Closing supplement to the Prospectus was filed with the Commission and on the Closing Date, (i) the
Registration Statement, the Prospectus and any amendments thereof and supplements thereto conformed in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you expressly for use in the Registration Statement.

                  (c) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities or blue sky authority of any jurisdiction.

                  (d) Company: Organization and Qualification. The Company has been duly organized and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland with all requisite power and authority to enter into this Agreement, to conduct its business as now conducted and as proposed to be conducted, and to own, lease and operate its properties, and the properties it proposes to own, lease and operate, as described in the Registration Statement and Prospectus, and is qualified to do business and is in good standing in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company, the Partnership or any Hotel, taken as a whole. The Company is not in violation of any provision of its declaration of trust, bylaws or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse

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of time or both  would  constitute  a default  under or breach  of,  any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Registration Statement and Prospectus. No consent, approval, authorization, or order from any court, governmental agency or body is required in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated herein and in the Registration Statement and Prospectus or the issuance and sale of the Shares, except such as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or applicable state securities or blue sky laws. Except for the Partnership, the Company does not own or control, directly or indirectly, any corporation, association, or other entity.

                  (e) Partnership: Organization and Qualification. The Partnership has been duly formed and is validly existing as a limited partnership under the laws of the Commonwealth of Virginia with all requisite partnership power to conduct its business as now conducted and as proposed to be conducted, and to own, lease and operate its properties and the properties it proposes to own, lease and operate, as described in the Registration Statement and Prospectus, and is qualified to do business and is in good standing as a foreign limited partnership in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company, the Partnership or any Hotel, taken as a whole. The Partnership is not in violation of any provision of its partnership agreement or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Registration Statement and Prospectus. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the execution and delivery of this Agreement by the Partnership, or the consummation by the Partnership of the transactions contemplated herein and in the Registration Statement and Prospectus, except such as may be required by the 1933 Act, the 1934 Act, or applicable state securities or blue sky laws. The Company is and at the Closing Date will be the sole general partner of the Partnership. Immediately subsequent to the Closing Date, the Company will be the holder of approximately 43% of the Units in the Partnership, and the limited partners of the Partnership will be the holders, in the aggregate, of approximately 57% of the Units in the Partnership.

                  (f) Lessee: Organization and Qualification. The Lessee has been duly incorporated and is validly existing as a limited partnership under the laws of the Commonwealth of Pennsylvania with all requisite partnership power and authority to enter into the Leases, and to conduct its business as now conducted and as proposed to be conducted, and to own, lease and operate its properties, as described in the Registration Statement and Prospectus, and is qualified to do business and is in good standing as a foreign limited partnership in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Lessee. The Lessee is not in violation of any provision of its partnership agreement or

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other  governing  documents  and is not in default or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Registration Statement and Prospectus. No consent, approval, authorization or order from any
court,   governmental  agency  or  body  is  required  in  connection  with  the consummation by the Lessee of the transactions contemplated herein and in the Registration Statement and Prospectus, except such as may be required by the 1933 Act, the 1934 Act, and applicable state securities or blue sky laws.

                  (g) Selling Partnerships: Organization and Qualification. The Selling Partnerships have each been duly formed and are validly existing as limited partnerships under the laws of the states in which they operate, with all requisite partnership power and authority to enter into the Contribution Agreements and to conduct their respective businesses and to own, lease and operate their respective properties, as described in the Registration Statement and Prospectus, and are qualified to do business and in good standing as foreign limited partnerships in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company, the Partnership, a Selling Partnership or any Hotel, taken as a whole. None of the Selling Partnerships is in violation of any provision of its partnership agreement or other governing documents, or is in default under or in breach of, or knows of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Registration Statement and Prospectus. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the consummation by any Selling Partnership of the transactions contemplated herein and in the Registration Statement and Prospectus, except such as may be required by the 1933 Act, the 1934 Act, and applicable state securities or blue sky laws.

                  (h) Validity of Shares. The Shares have been duly and validly authorized by the Company, and upon issuance, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus. The preferences, rights and limitations of the Shares are set forth in the Prospectus under the caption "Description of Shares of Beneficial Interest". There are no preemptive rights with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any securities of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Maryland law.

                  (i) Company Capitalization. The Company has 100 issued and outstanding Common Shares, which will be redeemed on the Closing Date. The Company has no other issued and outstanding Common Shares. The Company's authorized capitalization is as set forth in the Prospectus under the caption
"Description of Shares of Beneficial Interest". Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of the Company or any security convertible into or exchangeable for shares of the Company.

                  (j) Validity of Units. The Units to be issued to the Company and the Selling Entities in connection with the Formation Transactions (i) have been duly and validly authorized by the Partnership, and upon issuance, will be validly issued, and (ii) have been and will be issued, offered and sold at or prior to the Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws). The portion of the Formation Transactions between the Company, the Partnership and the Selling Entities will be effected in compliance with the partnership agreements of the Selling Partnerships and all applicable laws (including, without limitation, federal and state securities laws and laws regarding partnership fiduciary obligations).

                  (k) Full Power: Company. The Company has full legal right, power, and authority to enter into this Agreement and the Escrow Agreement among the Company, First Union National Bank of North Carolina (the "Escrow Agent") and you (the "Escrow Agreement"), to issue and deliver the Shares as provided herein and to consummate the transactions contemplated herein.

                  (l) Full Power: Partnership. The Partnership has full legal right, power, and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                  (m) Full Power: Operative Documents. Each of the parties to the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the Leases and the Contribution Agreements has full legal right, power, and authority to enter into each such agreement and to consummate the transactions contemplated therein. (This Agreement, the Escrow Agreement, the Partnership Agreement, the Leases and the Contribution Agreements are sometimes hereinafter referred to as the "Operative Documents.")

                  (n) Disclosed Agreements. All agreements between or among the Company, the Partnership, the Selling Entities and the Lessee, respectively, and third parties listed as exhibits to the Registration Statement, are legal, valid, and binding obligations of the Company, the Partnership, the Selling Entities and the Lessee, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws

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affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy
underlying  such  laws  regarding  the   enforceability  of  indemnification  or
contribution provisions.

                  (o) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement or any of the other Operative Documents and the consummation by the parties thereto of the transactions contemplated hereby or thereby, has been made or obtained and is in full force and effect.

                  (p) Litigation. There is not pending or, to the knowledge of the Company or the Partnership, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any federal, state, or local governmental authority or agency to which the Company, the Partnership, any Selling Entity or the Lessee or any of their respective officers, directors or partners are or may be a party, or to which any of the properties or rights of any such entity or person may be subject, that is not described in the Registration Statement and Prospectus and (i) that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise) or business of the Company, the Partnership, the Lessee or any Selling Entity, taken as a whole; or (ii) that could reasonably be expected to materially adversely affect any of the material properties of any such entity; or (iii) that could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement, any of the other Operative Documents, or any of the Formation Transactions, nor, to the knowledge of the Company or the Partnership, is there any meritorious basis therefor.

                  (q)  Financial  Statements.  The  financial  statements of the
Combined Selling Entities-Initial Hotels, together with related schedules and notes included in the Registration Statement and the Prospectus, present fairly the financial position of the Combined Selling Entities-Initial Hotels as of the dates indicated and the results of operations and cash flows for the Combined Selling Entities-Initial Hotels for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary-Summary Financial Data" and "Selected Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-11 or otherwise to be included in the Registration Statement, the Prospectus or any Preliminary Prospectus. The unaudited pro forma combined financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the Rules and Regulations, and

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management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Combined Selling Entities-Initial Hotels the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

                  (r) Independent Accountants. Moore Stephens, P.C., the accountants that have expressed an opinion on the financial statements that are included in the Registration Statement and Prospectus are, and were during the period covered by their Reports included in the Registration Statements and Prospectus, with respect to the Company, independent public accountants as required by the 1933 Act and the Rules and Regulations.

                  (s) Disclosed Liabilities. None of the Company, the Partnership, the Lessee or any Selling Entity has sustained, since December 31, 1997, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital shares or partnership interests or membership interests, as applicable, long-term debt, obligations under capital leases, or short-term borrowings of the Company, the Partnership, the Lessee or any Selling Entity, taken as a whole, (ii) any material adverse change, or any development that could reasonably be seen as involving a prospective material adverse change in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, the Partnership, the Lessee or any Selling Entity, taken as a whole, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, the Partnership, the Lessee or any Selling Entity that is material to the business or condition (financial or other) of such entities, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the shares of the Company, or the partnership interests of the Partnership, the Lessee or any Selling Entity, respectively, or (v) any transaction that is material to the Company, the Partnership, the Lessee or any Selling Entity, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

                  (t) Hotels. The Selling Partnerships that currently own the Hotels have, and on the Closing Date the Partnership will have, good and marketable title in fee simple to all real property owned by them, including the Hotels, free and clear of all liens, encumbrances, claims, security interests, restrictions, and defects, except such as are described in the Prospectus and the policies of title insurance previously provided to you. The Company does not own or lease any real property. No person other than the Company has an option or right of first refusal to purchase all or part of any Hotel or any interest therein. Each of the Hotels complies with all applicable codes, laws, and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to access to Hotels), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a material adverse impact on the condition (financial or otherwise) or on the earnings, assets, business affairs, or business prospects of such Hotel, the Partnership, the Company or any Selling Entity, taken as a whole. Neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner effect the size of, use of, improvements on, construction on, or access to any of the Hotels, except such proceedings or actions that would not have a material adverse effect on the condition (financial or otherwise) or on the earnings, assets, business affairs, or business prospects of such Hotel, the Partnership, the Company or any Selling Entity, taken as a whole.

                  (u) Required Licenses and Permits. Except as disclosed in the Prospectus, the Company, the Partnership or the Lessee owns, possesses, has obtained or has commitments to obtain, and has made available for your review, all material permits, licenses, franchises (including, with respect to the Lessee, the franchises relating to the Hotels), certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, or as contemplated in the Prospectus to be conducted (the "Permits"), and none of the Company, the Partnership or the Lessee has received any notice of proceedings relating to revocation or modification of any such Permits.

                  (v) Trademarks, etc. Each of the Company, the Partnership and the Lessee owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle each of the Company, the Partnership and the Lessee to conduct their respective businesses now, and as proposed to be, conducted or operated as described in the Prospectus, and none of the Company, the Partnership or the Lessee has received notice of infringement or of conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to any intangible that could materially and adversely affect the business, prospects, properties, assets, results of operation, or condition (financial or otherwise) of the Company, the Partnership or the Lessee, taken as a whole.

                  (w) Internal Accounting Measures. To the knowledge of the Company and the Partnership, the Company's, the Partnership's, the Lessee's and each Selling Partnership's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's, the Partnership's, the Lessee's or any Selling Partnership's financial statements; and, to the knowledge of the Company and the Partnership, none of the Company, the Partnership, the Lessee or any Selling Partnership, or any employee or agent thereof, has made any payment of funds of the Company, the Partnership, the Lessee or any Selling Partnership, as the case may be, or received or retained any funds and no funds of the Company, the Partnership, the Lessee or any Selling Partnership, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule, or regulation.

                  (x) Taxes. Each of the Company, the Partnership (to the extent not consolidated with the Company), the Lessee and the Selling Partnerships has timely filed all required federal and state tax returns, has paid all taxes that have become due and have no tax deficiency asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity that if determined adversely to any such entity, would, either individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of any such entity or any Hotel, respectively. All tax liabilities are adequately provided for on the respective books of such entities.

                  (y) Compliance with Instruments. The execution, delivery and performance of this Agreement and the Operative Documents, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein, therein and in the Registration Statement and Prospectus by the Company, the Partnership, the Lessee or the Selling Entities do not and will not violate or constitute a breach of, or default under (i) the articles of incorporation, charter, bylaws, declaration of trust, certificate of limited partnership, partnership agreement, articles of organization or operating agreement, as the case may be, of the Company, the Partnership, the Lessee or any Selling Entity; (ii) any of the terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company, the Partnership, the Lessee or any Selling Entity is a party or by which they are bound or by which their respective businesses, assets, investments, properties, or any Hotel may be affected; or (iii) any order, statute, rule, or regulation applicable to the Company, the Partnership, the Lessee or any Selling Entity, or any of their respective businesses, investments, assets, properties, or Hotel, of any court or any federal, state or local governmental authority or agency having jurisdiction over the Company, the Partnership, the Lessee or any Selling Entity or any of their respective businesses, investments, properties, assets, or Hotels; and do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of any of the foregoing.

                  (z) Insurance. The Company, the Partnership and the Lessee maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the knowledge of the Company and the Partnership, consistent with insurance coverage maintained by similar companies and similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Lessee against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (aa) Work Force. To the knowledge of the Company and the Partnership, no general labor problem exists or is imminent with respect to the employees of the Lessee.

                  (ab) Share Restriction. The Company has obtained the agreement of ______________________________________ that, for a period of ninety (90) days from the date hereof, they will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Shares of the Company or securities convertible into shares held by such persons (including, without limitation, Common Shares deemed to be beneficially owned by such person in accordance with the Rules and Regulations promulgated under the 1934 Act), other than in connection with a bona fide pledge for security purposes or a transfer for estate planning purposes.

                  (ac) Securities Matters. Each of the Company, the Partnership and their officers, trustees, partners or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

                  (ad) Registration. The Common Shares are registered pursuant to Section 12(g) of the 1934 Act and are listed on the American Stock Exchange.

                  (ae) Environmental  Status.  Except as otherwise  disclosed in the Prospectus, none of the Company, the Partnership, the Lessee or any Selling Partnership has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, or other material defined, regulated, controlled, or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under, or affecting any real property currently leased, owned or by any means controlled by the Company, the Partnership or any Selling Partnership, including the Hotels (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company, the Partnership or any Selling Partnership, the Real Property and the Company's, the Partnership's, the Lessee's and each Selling Partnership's operations with respect to the Real Property are in compliance in all material respects with all federal, state, and local laws, ordinances, rules, regulations, and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental
Laws"), and the Company, the Partnership, the Lessee and each Selling Partnership have, and are in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, none of the Company, the Partnership, the Lessee or any Selling Partnership has received any written or oral notice from any governmental entity or any other person and there is no pending or, to the knowledge of the Company, the Partnership, the Lessee or any Selling Partnership, threatened claim, litigation, or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnership, the Lessee or any Selling Partnership; alleges that the Company, the Partnership, the Lessee or any Selling Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. '9601, et seq., or any state superfund law; has resulted in or could reasonably be expected to result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company, the Partnership, the Lessee or any Selling Partnership is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                  (af) Real Estate Investment Trust. Upon completion of the Formation Transactions and the sale of the Shares hereunder, the Company will have been organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Immediately after Closing, the Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or an association taxable as a corporation.

                  (ag) Environmental Reports. Dawood Engineering, Inc., which prepared Phase I environmental assessment reports with respect to the Hotels, was not employed for such purpose on a contingent basis, and does not have any substantial interest in the Company, the Partnership, any Selling Entity or the Lessee.

                  (ah) Changes, etc. Since the respective dates as of which information is given in the Prospectus except as may otherwise be stated in or contemplated by the Prospectus: (i) there has not been any material adverse change in the condition (financial or otherwise) of the Company, the Partnership, any Selling Entity or the Lessee, or in the personnel, earnings, affairs, properties, investments, assets or business of the Company, the Partnership or the Lessee, whether or not arising in the ordinary course of business; (ii) there has not been any transaction entered into by the Company, the Partnership, any Selling Entity or the Lessee that is material to the Company, the Partnership, any Selling Entity or the Lessee, other than in the ordinary course of business; (iii) there has not been any increase in indebtedness or borrowings of the Company, the Partnership, any Selling Entity or the Lessee; and (iv) the Company has not issued or sold any Common Shares or any other equity securities or any right or option to acquire any such Common Shares or equity securities except for the sale of Shares pursuant to this Agreement.

                  (ai) Investment Company Act. None of the Company, the Partnership or the Lessee will become as a result of the consummation of the Formation Transactions an "investment company" or an entity that "controls" or is "controlled by" an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (aj) Receipt of Commissions and Fees. Except as stated in or contemplated by the Prospectus, neither the Company nor any affiliate of the Company has received or is entitled to receive, directly or indirectly, any compensation or other benefit, including, but not limited to, any finder's fee, acquisition fee, selection fee, nonrecurring management fee or other fee or commission, relating to the investments of the Company.

                  (ak) Payment of Commissions and Fees. Except as stated in or contemplated by the Prospectus, neither the Company nor any affiliate of the Company has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Shares as an inducement to advise the purchase of Shares.

Any certificates of any officer of the Company on behalf of the Company and/or the Partnership and delivered to you or your counsel, shall be deemed a representation and warranty by such entity to you as to the matters covered thereby.

         3.       Sales of Shares.

                  (a) Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell during the Offering Period (as defined in Section 3(b)), 2,500,000 Common Shares, and on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best efforts as agent to offer the Shares for sale for the account of the Company, on a cash basis only, at the offering price of $6.00 per Share. During the Offering Period, the Company will not sell or agree to sell Common Shares, other than the Company Offered Shares, otherwise than through you. Subject to your commitment to sell the Shares on a "best efforts" basis as provided herein, nothing in this Agreement shall prevent you from entering into an agency agreement, underwriting agreement, or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Shares. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Shares.

                  (b) Obligation to Offer Shares. Your obligation to offer the Shares is subject to receipt by you of satisfactory evidence that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by you, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement.

                  (c) Offering Termination Date. The "Offering Period" shall commence on the day that the Prospectus is first made available to prospective investors in connection with the offering for sale of the Shares and shall continue until the "Offering Termination Date," which shall be the earlier of
(i) the date all of the Shares offered have been sold, (ii) ______________, 1998, or (iii) an earlier termination date as determined by you as permitted herein. The Company and you agree that unless all of the Shares to be offered by you are sold on or before the Offering Termination Date, the agency between the Company and you will terminate, and the full proceeds that have been paid for the Shares will be returned to the purchasers.

                  (d) Escrow Agent. Prior to the sale of all of the Shares to be offered, all funds received from purchasers of the Shares shall be placed in an escrow account (the "Escrow Account") with the Escrow Agent pursuant to the Escrow Agreement, the form of which is attached as Exhibit 1.3 to the Registration Statement, and all payments of, from or on account of such funds shall be made pursuant to the Escrow Agreement. In the event all of the Shares offered are not sold on or before the Offering Termination Date, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

                  (e) Closing Date. As and when proceeds from the sale of Shares are received and accepted on or before the Offering Termination Date, on such date (the "Closing Date") and at such time and place as determined by you (which determination shall be subject to the satisfaction on such date of the conditions contained herein), the funds received from purchasers will be delivered by the Escrow Agent to the Company, by wire transfer of immediately available funds, except for the selling commissions payable to you on the Closing Date pursuant to the provisions of Section 3.(f) of this Agreement (which selling commissions shall be delivered to you by the Escrow Agent on behalf of the Company on the Closing Date).

                  (f) Selling Commissions. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company agrees to cause the Escrow Agent to pay you, as provided in Section 3.(e) of this Agreement, by wire transfer of immediately available funds on the Closing Date, if any, a selling commission computed at the rate of $0.48 (eight percent (8.0%) of the public offering price) for each of the Shares sold by you at the public offering price of $6 per share.

                  (g) Finder's Fees. Except as set forth in the Registration Statement or Prospectus, neither you nor the Company, directly or indirectly, shall pay or award any finder's fee, commission, or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of Shares or for any other purpose.

                  (h) Delivery of Share Certificates. Delivery of certificates in definitive form representing the Shares shall be made at the offices of Citicorp Securities Services, Inc. or at such other place as shall be agreed upon by the Company and you, on _____________, 1998 (the "Date of Delivery"). The certificates representing the Shares shall be in such denominations and registered in such names as you may request in writing at least three full business days before the Date of Delivery. The certificates representing the Shares will be made available for examination and packaging at the offices of Citicorp Securities Services, Inc. or at such other place as shall be agreed upon by the Company and you, not later than at least two full business days prior to the Date of Delivery.

                  (i) Warrants. On the Closing Date, the Company will issue to you warrants for the purchase of 250,000 Common Shares, substantially in the form of Exhibit A attached to this Agreement.

         4.       Covenants.

                  (a) Covenants of the Company and the Partnership. The Company and the Partnership covenant with you as follows:

                           (i) Notices.  Through and including the Closing Date,
the Company and the Partnership immediately will notify you, and confirm such notice in writing, (A) of any fact that would make inaccurate any representation or warranty by the Company and the Partnership, and (B) of any change in facts on which your obligation to perform under this Agreement is dependent.

                           (ii)  Effectiveness  of Registration  Statement.  The
Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the Rules and Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, and subject to the provisions of Section 4.(a)(iii) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time prescribed. The Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use all reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

                           (iii)   Amendments  to  Registration   Statement  and
Prospectus. The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel shall reasonably object to such amendment or supplement.

                           (iv) Delivery of Registration Statement.  The Company
has delivered to you or will deliver to you, without expense to you, at such locations as you shall request, as soon as the Registration Statement or any amended Registration Statement is available, such number of signed copies of the Registration Statement as originally filed and of amended Registration Statements, if any, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, as you may reasonably request.

                           (v) Delivery of Prospectus.  The Company will deliver
to you at its expense, from time to time, as many copies of each Preliminary Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to you at its expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading or, if for any reason it shall be necessary during the same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, the Company will prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

                           (vi) Blue Sky  Qualification.  The  Company,  in good
faith and in cooperation with you, will use its best efforts to qualify the Shares for offering and sale under the applicable "blue sky" or securities laws and real estate syndication laws of such jurisdictions as you from time to time may reasonably designate and to maintain such qualifications in effect for as long as may be necessary to complete the sale and distribution of the Shares; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                           (vii)    Financial and Other Information.

                                    A. Earnings Statement. The Company will make
generally available to its security holders, in the manner specified in Rule 158(b) under the 1933 Act and deliver to you as soon as practicable and in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement meeting the requirements of Rule 158(a) under the 1933 Act covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                                    B. Annual and Quarterly Reports. The Company
will furnish to its securityholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. For a period of five years after the Closing Date, the Company will furnish to you: (i) concurrently with the date on which the same shall be sent to the securityholders of the Company, if applicable, and in any event not later than sixty (60) days after the end of each fiscal quarter of the Company, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's securityholders; (ii) concurrently with the date on which the same shall be sent to the securityholders of the Company, if applicable, and in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows, and of securityholders' equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants;
(iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to securityholders; and (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange, or the National Association of Securities Dealers, Inc. ("NASD"). During such five year period, the foregoing financial statements shall be made on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

                                    C.  Press  Releases.  For a  period  of five
years after the Closing Date, the Company will furnish to you, concurrently with the release thereof, two copies of every press release to be issued and every material news item and article in respect of the Company or its affairs to be released by the Company; and promptly, such additional documents and information with respect to the Company and its affairs as you from time to time may reasonably request.

                                    D. Other  Information.  For a period of five
years after the Closing Date, the Company will furnish to you any additional information of a public nature concerning the Company or its business that you may reasonably request in writing.

                           (viii)  Application of Net Proceeds.  The Company and
the Partnership will apply the net proceeds received from the sale of the Shares in all material respects as set forth in the Prospectus under the caption "Use of Proceeds."

                           (ix) Solicitation of Purchasers.

                                    A.  Except  as  hereinafter  specified,  the
Company will not, and will not permit the Partnership or any of its other affiliates or agents to, (1) engage in any offering or placement of any debt or equity security or long-term debt (other than the refinancing of the Assumed Indebtedness as described in the Prospectus) for a period of three (3) years from the effective date of the Registration Statement for which you are not acting as the underwriter or sales or placement agent, unless you shall have been given a right of first refusal to act as the underwriter or sales agent with respect to such offering, and shall have failed to agree to act as the underwriter or sales agent for the proposed offering within thirty (30) days of a notice from the Company of the proposed terms of the offering, (2) solicit the purchasers of Shares in connection with any other offering of any security for a period of three (3) years from the effective date of the Registration Statement, unless you shall have been given a right of first refusal to conduct such solicitation or you are notified and compensated therefor in an amount equal to 8.0% of the purchase price of any securities purchased by any such purchaser, or
(3) furnish the names of such purchasers or of other potential investors obtained through you to any person other than as may be required in connection with the normal and usual conduct by the Company of its business or required by court order or law.

                                    B. The Company agrees and understands that a
violation of the provisions of Section 4(a)(ix)(A) of this Agreement will cause you irreparable harm and injury and that any money damages you receive will not compensate you for any breach thereof. Accordingly, the Company agrees that, in addition to monetary damages, you will be entitled to all such equitable relief including, without limitation, injunctive relief, as a court of equity or proper jurisdiction shall deem appropriate in the circumstances. Such relief shall not be exclusive of any rights you may have at law or in equity. All of the rights and remedies you have hereunder shall be cumulative and not alternative. The provisions of this Section shall not limit your remedies upon the breach by the Company of any other Section of this Agreement.

                           (x) Cooperation with Your Due Diligence. At all times
prior to the Closing Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the business and operations (including all Hotels) of the Company, the Partnership and the Lessee in connection with the sale of the Shares, and will make available to you in connection therewith such information in its possession as you may reasonably request.

                           (xi)  Transfer  Agent.  The Company  will  maintain a
transfer agent and, if necessary under applicable jurisdictions, a registrar (which may be the same entity as the transfer agent) for its Common Shares.

                           (xii) American Stock  Exchange.  The Company will use
its reasonable best efforts to maintain the listing of its Common Shares on the American Stock Exchange.

                           (xiii)  Compliance with  Investment  Company Act. The
Company and the Partnership are familiar with the Investment Company Act of 1940, as amended, as the rules and regulations thereunder, and have in the past conducted their affairs, and will in the future conduct their affairs, in such a manner so as to ensure that the Company and the Partnership will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (xiv) Actions of Company,  Officers,  Directors,  and
Affiliates. The Company will not and will use its reasonable best efforts to cause its officers, directors, and affiliates not to (i) take, directly or indirectly, prior to termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) other than under this Agreement, sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

                           (xv)  Additional  Issuances.  For a period  of ninety
(90) days from the Closing Date, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Shares or securities convertible into Common Shares, other than pursuant to this agreement and other than partnership interests or other securities convertible into Common Shares issued in connection with the acquisition of a hotel property.

                           (xvi)  Company  Offered  Shares.  The Company has not
provided and will not provide to the purchasers of Company Offered Shares any written or oral information regarding the business of the Company, including any representations regarding the Company's financial condition or financial prospects, other than such information as is contained in the Prospectus or such information as may have come to their attention in the ordinary course of their service as employees of one or more of the Selling Partnerships or the Lessee.

                  (b) Your  Covenants.  You  covenant  with the Company that you have not provided and will not provide to the purchasers of Shares any written or oral information regarding the business of the Company, including any representations regarding the Company's financial condition or financial prospects, other than such information as is contained in the Prospectus.

         5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and subject to the provisions of Section 9 of this Agreement, the Company hereby agrees that it will pay all fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for you, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (b) the preparation, printing, and distribution of this Agreement, any Selected Dealer Agreement, the certificates representing the Shares, the Blue Sky Memoranda, and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares, including any transfer taxes payable thereon, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under applicable securities and real estate syndication laws in accordance with Section 4.(a) of this Agreement and any filing fee paid in connection with the review of the offering by the NASD, including filing fees and fees and disbursements made in connection therewith and in connection with the Blue Sky Memoranda supplied to you by counsel for the Company, (f) all costs, fees, and expenses in connection with the application for listing the Shares on the American Stock Exchange, (g) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 30 of the Registration Statement, (h) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by you to be necessary or desirable to effect the sale of the Shares to the public, (i) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section.

         6. Conditions of Your Obligations. Your obligations hereunder shall be subject to, in your discretion, the following terms and conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, at such later time or on such later date as you may agree to in writing; and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of your counsel.

                  (b) Closing Date Matters. On the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company, the Partnership, the Lessee or any Selling Partnership, taken as a whole, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Company's knowledge, threatened against the Company or the Partnership that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or the Partnership before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company or the Partnership, taken as a whole, other than as set forth in the Prospectus, (iv) the Company and the Partnership shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to the Closing Date, and (v) the representations and warranties of the Company and the Partnership set forth in Section 2 of this Agreement shall be accurate as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received certificates executed by the President of the Company and the general partner of the Partnership, dated as of the Closing Date, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the 1933 Act; and (B) they have reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

                  (c) Opinions of Hunton & Williams. At the Closing Date, you shall receive the opinions of Hunton & Williams, counsel for the Company and the Partnership, in form and substance satisfactory to you and your counsel, to the effect that:

                           (i) No consent, approval, authorization or order from
any court, governmental agency or body is required in connection with the execution and delivery by the Company of this Agreement, the other Operative Documents to which it is a party, or the consummation by the Company of the transactions contemplated hereby or thereby, except such as has been obtained or as may be required by applicable state securities, blue sky or real estate syndication laws or required by the NASD, as to which such counsel need express no opinion. Such counsel also need not express an opinion on local laws relating to the leasing or operation of real estate.

                           (ii) The  Partnership  has been  duly  formed  and is
validly existing as a limited partnership under the Virginia Revised Uniform Limited Partnership Act with the partnership power and authority to execute, deliver and perform this Agreement and to conduct its business as described in the Prospectus, and is qualified to do business or is registered to transact business as a foreign limited partnership and is in good standing as a foreign limited partnership in Pennsylvania. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the execution and delivery by the Partnership of this Agreement, the other
Operative Documents to which it is a party, or the consummation by the Partnership of the transactions contemplated hereby or thereby, except such as has been obtained or as may be required by applicable state securities, blue sky or real estate syndication laws or required by the NASD, as to which such counsel need express no opinion. Such counsel also need not express an opinion on local laws relating to the leasing or operation of real estate. The Company is the sole general partner of the Partnership.

                           (iii) The Partnership  has the partnership  power and
authority to execute, deliver and perform this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated herein and therein. Each of this Agreement and the other Operative Documents to which it is a party have been duly authorized, executed, and delivered by the Partnership, and this Agreement and the other Operative Documents to which it is a party constitute valid and binding agreements of the Partnership, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and (c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

                           (iv) The Units to be issued to the  Selling  Entities
in connection with the Formation Transactions have been duly and validly authorized by the Partnership. The offer and sale of the Units by the Partnership will constitute an exempted transaction pursuant to Section 4(2) of the 1933 Act and will not require registration of the Units under Section 5 of the 1933 Act.

                           (v) The execution,  delivery, and performance of this
Agreement and the other Operative Documents to which the Company and/or the Partnership are a party, the compliance with the terms and provisions hereof and thereof and the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus, by the Company and/or the Partnership do not and will not:

                                    A.  violate  or  constitute  a breach  of or
default under the certificate of limited partnership or partnership agreement of the Partnership;

                                    B.  result in a breach of, or  constitute  a
default under, any contract that was filed, or the form of which was filed, as an exhibit to the Registration Statement;

                                    C. to such counsel's knowledge,  violate any
applicable statute, rule or regulation, order of any court or any federal, state, or local governmental authority or agency binding on the Company or the Partnership, or any of their respective businesses, investments, properties, assets or Hotels;

                                    D. to such  counsel's  knowledge,  result in
the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of any of the foregoing.

                           (vi) The Common  Shares,  including the Shares,  have
been approved for listing on the
American Stock Exchange.

                           (vii) The Company is organized in conformity with the
requirements for qualification as real estate investment trust under the Code, and the Company's method of operation (as presently conducted and proposed to be conducted immediately after Closing) enables it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. The descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal tax considerations that are material to a holder of the Common Shares. The Partnership will be treated as a partnership for federal income purposes and not as a corporation or association taxable as a corporation.

                           (viii)   The   Registration   Statement   has  become
effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, when it became effective, the Prospectus, as of its date and as of the date hereof, comply as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations.

                           (ix)  Nothing  has come to such  counsel's  attention
that leads it to believe that the Registration Statement, or any further amendment thereto made prior to the Closing Date, on its effective date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto made prior to the Closing Date, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

                           (x) Neither the  Company nor the  Partnership  is, or
solely as a result of the consummation of the Formation Transactions will become, an "investment company," or an entity that controls or is "controlled by" an "investment company," as such terms are defined under the 1940 Act.

                           (xi) The  information  in the  Prospectus  under  the
captions "Shares Available for Future Sale" and "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct, and presents fairly the information required to be disclosed therein under the 1933 Act and the Rules and Regulations.

                           (xii)  To  such   counsel's   knowledge,   except  as
described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation before or by any court or any federal, state or local governmental authority or agency to which the Company, the Partnership or any of their respective officers, directors or partners are or may be a party, or to which any of the properties, assets or rights of any such entity or person may be subject, which, if determined adversely to any of the Company or the Partnership would individually or in the aggregate (A) could reasonably be expected to have a material adverse effect on the financial position, results of operations, business or material assets of the Company or the Partnership, taken as a whole, or (B) that could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

                           (xiii)  Each  Operative  Document to which the Lessee
and/or any Selling Entity is a party that is governed by Virginia law constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent enforceability may be limited by
(a) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and
(c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

         In rendering the opinions set forth above, Hunton & Williams, with your consent as to matters of form and substance, may adopt forms of opinion that are consistent with the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord") and may rely, as to certain matters of Maryland and Pennsylvania law, upon the opinions being rendered pursuant to Sections 6.(d) and 6.(e) of this Agreement.

                  (d) Pennsylvania Legal Opinion. At the Closing Date, you shall have received a favorable opinion of Jay H. Shah, counsel for the Lessee and the Selling Entities, dated as of the Closing Date, in form and substance satisfactory to your counsel to the effect that:

                           (i) The  Lessee  has been duly  formed and is validly
existing as a limited partnership under the laws of the Commonwealth of Pennsylvania with the partnership power and authority to conduct its business as described in the Prospectus. The Lessee is not in violation of any provision of its certificate of limited partnership, partnership agreement or other governing documents. The Lessee is not in default under or in breach of, or subject to any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which the Lessee is a party or by which any of its properties is bound, except as disclosed in the Prospectus. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the execution and delivery by the Lessee of the Operative Documents to which it is a party, or the consummation by the Lessee of the transactions contemplated hereby or thereby, except such as may be required by applicable state securities, blue sky or real estate syndication laws or required by the NASD, as to which such counsel need express no opinion.

                           (ii) Each of the Selling  Partnerships  has been duly
formed and is validly existing as a limited partnership under the laws of _______________, with the partnership power and authority to conduct its business as described in the Prospectus. None of the Selling Partnerships is in violation of any provision of its respective certificate of partnership, partnership agreement or other governing documents. None of the Selling Partnerships is in default under or in breach of, or subject to any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which any Selling Partnership is a party or by which any of their respective properties is bound, except as disclosed in the Prospectus. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the execution and delivery by any of the Selling Entities of the respective Operative Documents to which they are parties, or the consummation by any of the Selling Entities of the transactions contemplated hereby or thereby, except such as may be required by applicable state securities, blue sky or real estate syndication laws or required by the NASD, as to which such counsel need express no opinion.

                           (iii)  The  Lessee  has the power  and  authority  to
execute, deliver and perform each of the Operative Documents to which it is a party and to consummate the transactions contemplated therein. Each such Operative Document has been duly authorized, executed, and delivered by the Lessee, and each such Operative Document constitutes a valid and binding agreement of the Lessee, enforceable in accordance with its terms, except to the extent enforceability may be limited by (a) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and (c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

                           (iv) Each of the Selling  Entities  has the power and
authority to execute, deliver and perform each of the Operative Documents to which it is a party and to consummate the transactions contemplated therein. Each such Operative Document has been duly authorized, executed, and delivered by the respective Selling Entities and constitutes a valid and binding agreement of the respective Selling Entities, enforceable in accordance with its terms, except to the extent enforceability may be limited by (a) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and (c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

                           (v) The Lessee and each of the  Selling  Partnerships
owns, possesses or has obtained such Permits as are necessary to own or lease their respective properties and to carry on their respective businesses in the manner described in the Prospectus; the Lessee and the Selling Partnerships have fulfilled and performed all of their respective obligations with respect to all such Permits, and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation or modification thereof or would result in any other impairment of the rights of the holder of any such Permit.

                           (vi) The execution, delivery, and performance of this
Agreement and the other Operative Documents to which the Lessee and the Selling Entities are respectively parties, the compliance with the terms and provisions hereof and thereof and the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus, by the Lessee and/or the Selling Entities do not and will not:

                                    A.  violate  or  constitute  a breach  of or
default under or the certificate of limited partnership, partnership agreement or other governing documents of the Lessee or any Selling Partnership;

                                    B.  result in a breach of, or  constitute  a
default under, any contract that was filed, or the form of which was filed, as an exhibit to the Registration Statement;

                                    C. to such counsel's knowledge,  violate any
applicable statute, rule or regulation, order of any court or any federal, state, or local governmental authority or agency binding on the Lessee, the Selling Entities, or any of their respective businesses, investments, properties, assets or Hotels;

                                    D. to such  counsel's  knowledge,  result in
the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of any of the foregoing.

                           (vii) To the knowledge of such  counsel,  neither the
Lessee nor any of the Selling Entities is in violation of, or in default with respect to, any statute, rule, regulations, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a materially adverse effect on the financial position, results of operations, or business or each of such entities, respectively.

                           (viii)  To  such  counsel's   knowledge,   except  as
described in the Prospectus, there is not pending, threatened or contemplated, any action, suit, proceeding, inquiry or investigation before or by any court or any federal, state or local governmental authority or agency to which the Lessee or any of the Selling Entities or any of their respective officers, directors or partners are or may be a party, or to which any of the properties, assets or rights of any such entity or person may be subject, which, if determined adversely to any of the Lessee or the Selling Entities, (A) could reasonably be expected to have a material adverse effect on the financial position, results of operations, business or material assets of any of the Lessee or the Selling Entities, or (B) that could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement or any of the other Formation Transactions.

                           (ix) Each Operative  Document to which the Company or
the Partnership is a party that is governed by Pennsylvania law constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent enforceability may be limited by (a) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and (c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

         In rendering the opinion set forth above, Jay H. Shah, with your consent as to matters of form and substance, may adopt a form of opinion that is consistent with the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord").

                  (e) Maryland Legal Opinion. At the Closing Date, you shall have received a favorable opinion of __________________________, special Maryland counsel to the Company, dated as of the Closing Date, in form and substance satisfactory to your counsel to the effect that:

                           (i)  The  Company  has  been  duly  organized  and is
validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with the power and authority to execute, deliver and perform this Agreement and to conduct its business as described in the Prospectus, and is qualified to do business or registered to transact business as a foreign ____________ and is in good standing as a foreign ______________ in Pennsylvania. No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the execution and delivery by the Company of this Agreement, the other Operative Documents to which it is a party, or the consummation by the Company of the transactions contemplated hereby or thereby, except such as has been obtained or as may be required by applicable state securities, blue sky or real estate syndication laws or required by the NASD, as to which such counsel need express no opinion. Such counsel also need not express an opinion on local laws relating to the leasing or operation of real estate.

                           (ii) The  Company  has the  power  and  authority  to
execute, deliver and perform this Agreement and the other Operative Documents to which it is a party, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein and therein. Each of this Agreement and the other Operative Documents to which it is a party have been duly authorized, executed, and delivered by the Company, and this Agreement and the other Operative Documents to which it is a party constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and (c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

                           (iii)  The   Shares   have  been  duly  and   validly
authorized by the Company, and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid, and nonassessable. No person or entity holds preemptive rights with respect to any of the Shares. The form of the certificates evidencing the Shares comply with all applicable requirements of Maryland law.

                           (iv) The execution, delivery, and performance of this
Agreement and the other Operative Documents to which the Company is a party, the compliance with the terms and provisions hereof and thereof and the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus, by the Company do not and will not violate or constitute a breach of or default under the declaration of trust, bylaws or other governing documents of the Company.

                           (v) The statements set forth in the Prospectus  under
the caption "Description of Shares of Beneficial Interest" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws," insofar as they purport to constitute a summary of the terms of the Common Shares and laws related thereto, fairly summarize such terms and applicable law, and present the information called for by the 1933 Act and the Rules and Regulations. The Common Shares conform in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

                           (vi)   Each   Operative   Document   to   which   the
_____________________ is a party that is governed by Maryland law constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent enforceability may be limited by (a) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, (b) general equity principles, regardless of whether such enforceability is considered in equity or at law, and (c) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification provisions.

         In rendering the opinions set forth above, _________________________, with your consent as to matters of form and substance, may adopt forms of opinion that are consistent with the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord").

                  (f) Opinion of Your Counsel. At the Closing Date, you shall receive the favorable opinion of Willcox & Savage, P.C., your counsel, with respect to such matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

                  (g) Independent Public Accountants. At the time that this Agreement is executed by the Company, you shall have received from Moore
Stephens, P.C. a letter, dated the date hereof, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meanings of the 1933 Act and the Rules and Regulations, and stating in effect that:

                           (i) in their  opinion,  the financial  statements and
any supplementary financial information and schedule included in the Registration Statement and covered by their opinion therein comply as to form and in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations;

                           (ii) on the basis of limited procedures (set forth in
detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention to cause them to believe that:

                                    A. the unaudited  financial  statements  and
supporting schedule and other unaudited financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                                    B. any other unaudited income statement data
and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                                    C.  any   unaudited   pro  forma   financial
information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information;

                                    D. at a  specified  date not more  than five
(5) days prior to the date of such letter, there was any change in the capital shares or long-term debt or obligations of the Company or the Combined Selling Entities-Initial Hotels or there were any decreases in net current assets or net assets, shareholders' equity, or other items specified by you from that set forth in the Company's or the Combined Selling Entities-Initial Hotels' balance sheet at December 31, 1997, except as described in such letter; and

                                    E. for the period from  December 31, 1997 to
a specified date not more than five (5) days prior to the date of delivery of such letter, there were any decreases in room revenues, food revenues, beverage revenues, or operating income before interest, depreciation and amortization for the Combined Selling Entities-Initial Hotels, in each case as compared with the corresponding period of the preceding year, except in each case for decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

                           (iii) in  addition to the  procedures  referred to in
clause (ii) above and the examination referred to in their Reports including in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages, and financial information specified by you that are derived from the general accounting records of the Company, that appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages, and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

                  (h) Updated Comfort Letter. At the Closing Date, you shall have received from Moore Stephens, P.C. a letter, in form and substance satisfactory to you and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6.(g) above, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

                  (i) Post-Financial Developments. In the event that either of the letters to be delivered pursuant to Sections 6.(g) and 6.(h) above sets forth any changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with Moore Stephens, P.C., that such changes, decreases or increases as are set forth in such letter do not reflect a material adverse change in the capital shares, long-term debt, obligations under capital leases, total assets, net current assets, or shareholders' equity of the Company as compared with the amounts shown in the latest consolidated pro forma balance sheet of the Company, or a material adverse change in the room revenues, food revenues, beverage revenues, or operating income before interest, depreciation and amortization for the Hotels in each case as compared with the corresponding period of the prior year.

                  (j) Additional Information.  On the Closing Date, your counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 6.(b) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Partnership, the performance of any of the covenants of the Company or the Partnership, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement, shall be satisfactory in form and substance to you and to your counsel. The Company and the Partnership will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company or the Partnership and delivered to you or your counsel shall be deemed a representation and warranty by the Company and the Partnership to you as to the statements made therein.

                  (k) Adverse Events. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities in Virginia, Pennsylvania or New York declared by either federal or state authorities, as the case may be, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or
(iv) such a substantial adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a substantial adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (l) Share Restrictions. As described in Section 2.(bb) hereof, _______________________ shall have agreed in writing as to the matters set forth in such section.

                  (m) NASD Review. The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, the terms of the offering or your participation in the offering.

                  (n) AMEX Listing. The Shares are listed on the American Stock Exchange.

                  (o) Formation Transactions. Each of the Formation Transactions have occurred or shall occur simultaneously with the Closing Date.

                  (p) Title Insurance. On the Closing Date, the Partnership shall receive an owner's title insurance policy or endorsement thereof through the Closing Date, in form and substance satisfactory to you and your counsel, with respect to each of the Hotels as contemplated by the Contribution Agreements.

                  (q) Company Offering. The separate offering of the Company Offered Shares shall have been effected in compliance with all applicable laws, including, without limitation, all federal and state securities laws.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 5 and 9. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

         7.       Indemnification and Contribution.

                  (a) Indemnification by the Company and Partnership. The Company and the Partnership, jointly and severally, will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant of the Company or the Partnership herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Formation Transactions, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company or the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided further, that the indemnity agreement contained in
Section 7.(a) with respect to any Preliminary Prospectus shall not inure to your benefit if you failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery is required by the 1933 Act or the Rules and Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, or liability. In addition to its other obligations under this Section 7.(a), the Company and the Partnership agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7.(a), they will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Partnership's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to you within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company and the Partnership may otherwise have. For purposes of this Section 7, the information set forth in the last paragraph on the front cover page (insofar as such information relates to you) and under "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by you to the Company for inclusion in any Preliminary Prospectus, the Prospectus, or the Registration Statement. Neither the Company nor the Partnership will, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof).

                           The  indemnity  agreement in this Section 7.(a) shall
extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to you.

                  (b) Indemnification by You. You will indemnify and hold harmless the Company and the Partnership against any losses, claims, damages, or liabilities to which the Company or the Partnership may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Partnership by you expressly for use therein; and will reimburse the Company or the Partnership for any legal or other expenses reasonably incurred by the Company or the Partnership in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to its other obligations under this Section 7.(b), you agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7.(b), you will reimburse the Company or the Partnership on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company or the Partnership for such expenses and the possibility that such payments might later been held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that you may otherwise have.

                           The  indemnity  agreement in this Section 7.(b) shall
extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and the Partnership and each person, if any, who controls the Company or the Partnership within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Company or the Partnership.

                  (c) Notices of Claims; Employment of Counsel. Any party that proposes to assert the right to be indemnified under this Section 7 promptly shall notify in writing each party against which a claim is to be made under this Section 7 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except (i) to the extent that the omission to notify shall have caused or increased the indemnifying party's liability, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

                  (d) Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7.(a) and 7.(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 7.(a) and 7.(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 7.(a) and 7.(b).

                  (e)  Contribution.  If  the  indemnification  provided  for in
Section 7.(a) or 7.(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company and the Partnership on the one hand and you on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and you on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and the Partnership and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Partnership on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Partnership bear to the total selling commissions received by you in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership on the one hand or to information with respect to you and furnished by you respectively, in writing specifically for inclusion in the Prospectus on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Partnership and you agree that it would not be just and equitable if contribution pursuant to this Section 7.(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7.(e) shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this Section 7.(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this Section 7.(e) for you to contribute are several in proportion to your respective underwriting obligations and not joint. For purposes of this Section 7.(e), each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Partnership.

         8. Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company or the Partnership, and shall survive until the fifth anniversary of the date of this Agreement.

         9.       Termination of Agreement.

                  (a) Termination of Agreement. You shall have the right to terminate this Agreement at any time prior to the Closing Date (i) if any representation or warranty of the Company or the Partnership hereunder shall be found to have been incorrect or misleading when made or the Company or the Partnership shall fail, refuse, or be unable to perform any of their respective agreements hereunder or to fulfill any condition of your obligations hereunder,
(ii) if any other condition of your obligations hereunder shall not be satisfied, (iii) if there shall have been since the respective dates as of which information is given in the Registration Statement, a material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company, the Partnership, or any Hotel, taken as a whole, whether or not arising in the ordinary course of business, or (iv) any federal or state statute, regulation, rule, or order of any court or other governmental authority has been enacted, published, decreed, or otherwise promulgated that in your reasonable judgment materially adversely affects or could reasonably be expected to materially adversely affect the business or operations of the Company, the Partnership or any Selling Entity. You shall have no liability to the Company or the Partnership pursuant to this Agreement or otherwise as a result of any such termination.

                  (b)      Result of Termination.

                           (i) If the sale of the Shares  provided for herein is
not  consummated  (A) because of any  termination of this Agreement  pursuant to
Section 9.(a)(i), (B) because of any refusal, inability or failure on the part of the Company or the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of your default, (C) by ______________, 1998 due to reasons within the control of the Company, the Partnership or any of their affiliates, (D) because the Company does not sell all of the Company Offered Shares, or (E) because the Company abandons this Offering and obtains financing from other sources and you are not retained as a senior investment banker in connection with such financing, then in addition to its obligations with respect to expenses as set forth in Section 5, the Company will reimburse you on demand for all your reasonable out-of-pocket expenses (including the fees and expenses of your counsel), including disbursements reasonably incurred by you in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares.

                           (ii) If the sale of the Shares provided for herein is
not consummated for any other reason, the Company and the Partnership shall pay expenses as required by Section 5, and the Company and the Partnership shall have no additional liability to you except for such liabilities, if any, as may exist or thereafter arise under Section 7.

         10.      Notices.

                  (a) Method and Location of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivered or telecopied and confirmed as follows:

                  To the Company or the Partnership:

                  Hersha Hospitality Trust
                  148 Sheraton Drive, Box A
                  New Cumberland, Pennsylvania 17070
                  Attention:  Mr. Hasu P. Shah
                  Telecopier No.:  (717) 774-7383

                  with a copy to:

                  Hunton & Williams
                  Riverfront Plaza, East Tower
                  951 East Byrd Street
                  Richmond, Virginia 23219-4074
                  Attention:  Cameron N. Cosby, Esquire
                  Telecopier No.:  (804) 788-8218

                  To You:

                  Anderson & Strudwick, Incorporated
                  707 E. Main Street, 20th Floor
                  Richmond, Virginia 23219
                  Attention:  Mr. L. McCarthy Downs, III
                  Telecopier No.:  (804) 648-3404

                  with a copy to:

                  Willcox & Savage, P.C.
                  1800 NationsBank Center
                  Norfolk, Virginia 23510
                  Attention:  James J. Wheaton, Esq.
                  Telecopier No.:  (757) 628-5566

                  (b) Time of Notices. Notice shall be deemed to be given by you to the Company or the Partnership or by the Company or the Partnership to you when it is sent by overnight courier, hand-delivered or telecopied as provided in Section 10.(a).

         11. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company and the Partnership and the controlling persons referred to in Section 7, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         12. Governing Law, Construction, and Time. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Specified time of day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

         13. Description Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         If the foregoing correctly sets forth the understanding between you, the Company and the Partnership, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                       Very truly yours,

                                       HERSHA HOSPITALITY TRUST


                                       By:
                                          ----------------------------------
                                          Hasu P. Shah
                                          Chief Executive Officer

                                       HERSHA HOSPITALITY LIMITED PARTNERSHIP


                                       By:  Hersha Hospitality Trust,
                                            General Partner


                                       By:
                                          ---------------------------------
                                            Hasu P. Shah
                                            Chief Executive Officer


Confirmed and accepted as of
the date first above written:

ANDERSON & STRUDWICK, INCORPORATED


By:
   ----------------------------------------
     L. McCarthy Downs, III
     Senior Vice President